                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report  (Date of earliest event reported)       December 23, 1999
                                                 -------------------------------

                                  RMI.NET, Inc.
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

          001-12063                                   84-1322326
----------------------------            ----------------------------------------
  (Commission File Number)                 (IRS Employer Identification No.)

 999 Eighteenth Street, Suite 2201, Denver, Colorado                 80202
-----------------------------------------------------            ---------------
      (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code        (303) 672-0700
                                                   -----------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On December 23, 1999, the Registrant entered into an Asset Purchase Agreement with AIS Network Corporation, pursuant to which the Registrant acquired the assets related to AIS Network Corporation's Internet communications and web-hosting services business. The purchase price of the assets acquired was approximately $3,650,000, payable in the form of 425,967 shares of the Registrant's common stock. The consideration that the Registrant agreed to pay was determined through arm's length negotiation. There was no material relationship between the Registrant and AIS Network Corporation or its affiliates prior to the transaction. AIS Network Corporation is an Illinois corporation headquartered in Schaumburg, Illinois. AIS Network Corporation is a business-to-business full-service solutions company, including dedicated and dialup Internet access, web design and web hosting, e-commerce and network integration. The Registrant intends to utilize the assets acquired in the same manner that AIS Network Corporation utilized the assets prior to their acquisition by the Registrant. A copy of the Registrant's press release is attached hereto as Exhibit 20.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      AIS Network Corporation - Financial Statements:

                        Report of Independent Auditors - Crowe, Chezek and Company, LLP

                        Balance Sheets as of December 31, 1998 and September 30, 1999

                        Statements of Income for the Year Ended December 31, 1998 and for the Nine Months ended September 30, 1998 and 1999

                        Statements of Stockholders' Equity for the Year Ended December 31, 1998 and for the Nine Months ended September 30, 1998 and 1999

                        Statements of Cash Flows for the Year Ended December 31, 1998 and for the Nine Months ended September 30, 1998 and 1999

                        Notes to Financial Statements

         (b)      Pro Forma Financial Information:

                        Pro Forma Condensed Combined Balance Sheet as of September 30, 1999

                        Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 1998

                        Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 1999

         (c)      Exhibits:

                    Exhibit Number      Description
                 -------------------   ---------------------------------------
                          10.1          Asset Purchase Agreement by and among
                                        RMI.NET, Inc., and AIS Network
                                        Corporation.
                          20.1          News Release dated December 28, 1999
                                        announcing the AIS Network Corporation
                                        asset acquisition.

                                     SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 RMI.NET, Inc.
                                         ------------------------------------
                                                (Registrant)

           Date: January 6, 2000     By:  /s/ CHRISTOPHER J. MELCHER
                                          -----------------------------------
                                          Christopher J. Melcher
                                          Vice President, General Counsel and
                                          Corporate Secretary

                         REPORT OF INDEPENDENT AUDITORS

AIS Network Corporation
Schaumburg, Illinois


We have audited the accompanying balance sheet of AIS Network Corporation as of December 31, 1998 and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AIS Network Corporation as of December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                 Crowe, Chizek and Company LLP
Oak Brook, Illinois
December 10, 1999

                             AIS NETWORK CORPORATION
                                 BALANCE SHEETS

----------------------------------------------------------------------------------------------------
                                                                   December 31,       September 30,
                                                                       1998               1999
                                                                       ----               ----
                                                                                      (Unaudited)
ASSETS
Current assets
     Cash and cash equivalents                                    $    119,531      $    284,504
     Trade accounts receivable                                         189,487            75,366
     Prepaid expenses                                                       --             1,000
                                                                  ------------      ------------
         Total current assets                                          309,018           360,870

Property and equipment                                                 293,004           426,407
Accumulated depreciation                                              (103,372)         (150,813)
                                                                  ------------      ------------
     Net property and equipment                                        189,632           275,594
                                                                  ------------      ------------

                                                                  $    498,650      $    636,464
                                                                  ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable                                             $      7,234      $     57,279
     Payroll and other taxes payable                                     7,593            19,570
     Other                                                               2,457                --
                                                                  ------------      ------------
         Total current liabilities                                      17,284            76,849

Stockholders' equity
     Common stock, $1 par value, authorized 1,000 shares;
       1,000 shares issued and outstanding                               1,000             1,000
     Additional paid-in capital                                         19,400            36,000
     Retained earnings and accumulated
       proprietor's equity                                             460,966           522,615
                                                                  ------------      ------------
                                                                       481,366           559,615
                                                                  ------------      ------------

                                                                  $    498,650      $    636,464
                                                                  ============      ============
----------------------------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                             AIS NETWORK CORPORATION
                              STATEMENTS OF INCOME

---------------------------------------------------------------------------------------------------------------

                                                          Year Ended                 Nine Months Ended
                                                          ----------                 -----------------
                                                         December 31,        September 30,       September 30,
                                                             1998                1998                1999
                                                         ------------       --------------       -------------
                                                                                       (Unaudited)
Sales                                                  $      1,125,281    $       792,545     $     1,172,263

Cost of sales                                                   231,523            209,297             285,608
                                                       ----------------    ---------------     ---------------

GROSS PROFIT                                                    893,758            583,248             886,655

Operating expenses                                              618,606            378,097             769,315
                                                       ----------------    ---------------     ---------------

OPERATING INCOME                                                275,152            205,151             117,340

Other income
     Interest income                                              6,705              3,622              10,809
                                                       ----------------    ---------------     ---------------

NET INCOME                                             $        281,857    $       208,773     $       128,149
                                                       ================    ===============     ===============

Basic and diluted net income per share                 $         281.86    $        208.77     $        128.15
                                                       ================    ===============     ===============

Weighted average number of common
  shares outstanding                                              1,000              1,000               1,000
                                                       ================    ===============     ===============

Dividends per share                                    $             --    $            --     $         66.50
                                                       ================    ===============     ===============
---------------------------------------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                             AIS NETWORK CORPORATION
                       STATEMENTS OF STOCKHOLDER'S EQUITY

-------------------------------------------------------------------------------------------------------------------

                                                                                                      Retained
                                                                                  Additional        Earnings and
                                                         Common Stock               Paid-in          Accumulated
                                                         ------------             ----------        Proprietor's
                                                   Shares           Amount          Capital            Equity
                                                   ------           ------          -------         ------------
Balance, January 1, 1998                           1,000            $ 1,000        $     --          $   179,109

Net income                                            --                 --              --              281,857

Compensation resulting from
  principal stockholder's
  transfer of stock to employee                                                      14,400                   --

Contributed capital                                   --                 --           5,000                   --
                                                 -------            -------        --------          -----------

Balance, December 31, 1998                         1,000              1,000          19,400              460,966

Net income                                            --                 --              --              128,149

Compensation resulting from
  principal stockholder's
  transfer of stock to employee                                                       9,600                   --


Contributed capital                                   --                 --           7,000                   --

Dividends                                             --                 --              --              (66,500)
                                                 -------            -------        --------          -----------
Balance, September 30, 1999
  (unaudited)                                      1,000            $ 1,000        $ 36,000          $   522,615
                                                 =======            =======        ========          ===========
-------------------------------------------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                                              AIS NETWORK CORPORATION
                                             STATEMENTS OF CASH FLOWS

-------------------------------------------------------------------------------------------------------------------

                                                                 Year Ended            Nine Months Ended
                                                                 ----------            -----------------
                                                                December 31,      September 30,       September 30,
                                                                   1998              1998                 1999
                                                                ------------      -------------       -------------
                                                                                           (Unaudited)
CASH FROM OPERATING ACTIVITIES
     Net income                                                   $ 281,857        $  208,773          $  128,149
     Adjustments to reconcile net income
       to net cash from operating activities
         Depreciation                                                54,960            27,053              47,440
         Stock issued for compensation                               14,400            14,400               9,600
         Changes in operating assets and liabilities
              Accounts receivable                                  (119,270)             (932)            114,121
              Prepaid expenses and other                              1,933            49,585              (1,000)
              Accounts payable                                        4,173             6,100              50,044
              Accrued expenses                                        1,563                --              10,415
              Unearned revenues                                         894                --                (894)
                                                                  ---------         ---------          ----------
                  Net cash from operating activities                240,510           304,979             357,875

CASH FROM INVESTING ACTIVITIES
     Purchase of property and equipment                            (136,819)          (60,050)           (133,402)
                                                                  ---------         ---------          ----------
         Cash from investing activities                            (136,819)          (60,050)           (133,402)

CASH FROM FINANCING ACTIVITIES
     Dividends paid                                                      --                --             (66,500)
     Contributed capital                                              5,000                --               7,000
                                                                  ---------         ---------          ----------
         Cash from investing activities                               5,000                --             (59,500)

Net increase in cash                                                108,691           244,929             164,973

Cash and cash equivalents at beginning of period                     10,840            10,840             119,531
                                                                  ---------         ---------           ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                        $ 119,531         $ 255,769           $ 284,504
                                                                  =========         =========           ==========
Supplemental schedule of noncash
     Investing and financing activities
         Stock issued for compensation                            $  14,400         $  14,400           $   9,600
-------------------------------------------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                             AIS NETWORK CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

-----------------------------------------------------------------------------

NOTE 1 -- DESCRIPTION OF BUSINESS

AIS Network Corporation (the Company) provides business Internet services which include Internet access, website development, Internet commerce, website hosting and marketing, and network integration. These services are provided to both individuals and companies. The Company was incorporated on October 15, 1997. Prior to that date, the operations were in a sole proprietorship. On October 15, 1997, the stockholder of the Company had contributed the business of the sole proprietorship into the Company. This transaction was accounted for in a manner similar to a pooling of interest.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates.

REVENUE RECOGNITION: The Company charges customers (subscribers) monthly access fees to the Internet and recognizes the revenue in the month the access is provided. For certain subscribers billed in advance, the Company recognizes the revenue over the period the billing covers. Revenue for other services provided, including web site development, west site hosting, and other services, are recognized as the service is performed.

FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying value of the Company's financial instruments which include cash and receivables, approximates fair value due to the short maturities of those instruments.

CASH AND CASH EQUIVALENTS: The Company considers all highly liquid debt instruments with maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT: Property and equipment are recorded at cost. Improvements and betterments are capitalized; maintenance and repairs are charged to operations as incurred. Depreciation is provided for financial reporting and income tax purposes using straight-line and accelerated methods, respectively, over the estimated useful asset lives.

SEGMENT REPORTING: Effective January 1, 1997, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures About Segment of Enterprise and Related Information" (FAS 131). FAS 131 changes the way companies report financial and descriptive information about reportable segments in annual financial statements and interim financial reports issued to stockholders. The Company operates in one market segment, the providing of Internet services. The Company operates in one geographical segment, the United States of America. All of the Company's sales are made to customers in the United States of America.

-----------------------------------------------------------------------------
                               (Continued)

                             AIS NETWORK CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

EARNINGS PER COMMON SHARE: Basic and diluted earnings per common share is net income divided by the weighted average number of common shares outstanding during the period.

ADVERTISING COSTS: Advertising costs, expensed as incurred, were $6,373 in 1998.

INTERIM FINANCIAL INFORMATION: The financial information as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999 is unaudited but, in the opinion of management, includes all adjustments, consisting of only normal recurring adjustments, that the Company considers necessary for a fair presentation of the financial position, operating results, and cash flows for such periods. Results for the nine months ended September 30, 1999 are not necessarily indicative of results for the full year or any future period.

RECENTLY ISSUED ACCOUNTING STANDARDS: In June 1998, the Financial Accounting Standards Board issued FAS 133, "Accounting for Derivative Instruments and Hedging Activities." The Company is required to adopt FAS 133 for the year ending December 31, 2001. FAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because the Company holds no derivative financial instruments and does not currently engage in hedging activities, adoption of FAS 133 is expected to have no material impact on the Company's financial position or results of operations.

NOTE 3 -- PROVISION FOR INCOME TAXES

The Company has elected to have its income taxed under Section 1362 of the Internal Revenue Code which provides that, in lieu of corporate income tax, the Company's taxable income is taxed at the stockholder's level. Therefore, the statement of income does not include any provision for federal income taxes.

-----------------------------------------------------------------------------
                                   (Continued)

                             AIS NETWORK CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 4 -- PROPERTY AND EQUIPMENT

Property and equipment consists of the following:


     Furniture and equipment                      $    43,992
     Computer equipment                                25,049
     Computer servers                                  80,642
     Computer workstations                             25,500
     Networking equipment                             117,821
                                                  -----------
                                                      293,004
         Less accumulated depreciation                103,372
                                                  -----------
                                                  $   189,632
                                                  ===========

NOTE 5 -- RELATED PARTY TRANSACTIONS

During 1998, the Company paid an entity which is related through common ownership $217,139 for operating expenses and property and equipment which the related entity paid on the Company's behalf. These costs are comprised of the following:

     Repairs                                      $     3,863
     Telephone                                          4,099
     Insurance                                         26,999
     Utilities                                          7,010
     Cost of sales                                     15,204
     Rent                                              31,315
     Vehicle expenses                                   2,844
     Office expense                                     3,485
     Property and equipment purchases                 111,269
     Internet fees                                      3,830
     Other                                              7,221
                                                  -----------

                                                  $   217,139
                                                  ===========

At December 31, 1998 there were no amounts due to this entity.

In addition, the Company received $40,000 for Internet services provided to the entity described above. At December 31, 1998, there were no amounts due from this entity.

The Company's office facilities are leased from the above entity on a month-to-month basis.

-----------------------------------------------------------------------------
                                   (Continued)

                             AIS NETWORK CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------


NOTE 6 -- STOCKHOLDERS' EQUITY

In accordance with Staff Accounting Bulletin Topic 1-B, the Company recorded compensation expense of $14,400 and $9,600 (unaudited) during 1998 and 1999, respectively, resulting from transfers of the principal stockholder's stock (10 shares of common stock) to certain employees.

NOTE 7 -- SUBSEQUENT EVENT

Subsequent to September 30, 1999, the Company's stockholders entered into negotiations to sell the assets of the Company.

-----------------------------------------------------------------------------

                             AIS NETWORK CORPORATION
                              Schaumburg, Illinois

                              FINANCIAL STATEMENTS


                                    CONTENTS



                                                                       Page
                                                                       ----
REPORT OF INDEPENDENT AUDITORS.......................................... 1

FINANCIAL STATEMENTS

     BALANCE SHEETS..................................................... 2

     STATEMENTS OF INCOME............................................... 3

     STATEMENTS OF STOCKHOLDERS' EQUITY................................. 4

     STATEMENTS OF CASH FLOWS........................................... 5

     NOTES TO FINANCIAL STATEMENTS...................................... 6

                             AIS NETWORK CORPORATION
                              Schaumburg, Illinois

                              FINANCIAL STATEMENTS

              SELECTIVE UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following selected unaudited pro forma combined financial information presented below has been derived from the unaudited or audited historical financial statements of the Company, AIS Network Corporation, Wolfe Internet Access L.L.C., ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World) and reflects management's present estimate of pro forma adjustments, including a preliminary estimate of the purchase price allocations, which ultimately may be different.

    The acquisition is being accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analysis, with appropriate recognition given to the effect of the Company's borrowing rates and income tax rates.

    The unaudited pro forma combined statements of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998 give effect to the acquisitions as if they had been consummated at the beginning of such period. These pro forma statements of operations combines the historical consolidated statements of operations for the periods reported for the Company, AIS Network Corporation, Wolfe Internet Access L.L.C., ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World).

    The unaudited pro forma condensed combined balance sheet as of September 30, 1999 gives effect to the acquisitions as if they had been consummated on that date. This pro forma balance sheet combines the historical consolidated balance sheet at that date for the Company, and AIS Network Corporation.

    The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transaction described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited and unaudited historical financial statements and related notes thereto of the Company.

                                      Pro Forma Condensed Combined Balance Sheet
                                              As of September 30, 1999
                                                    (Unaudited)

                                               -----------------------------------------------------------------------

                                                               AIS Network   Pro Forma     Pro Forma       Pro Forma
                                               RMI.NET, Inc.   Corporation    Subtotal   Adjustments (B)    Combined
                                               -----------------------------------------------------------------------
                                                             (Dollars in Thousands)
                                                                 ASSETS
CURRENT ASSETS
Cash and cash equivalents                          $6,213        $285         $6,498           $0          $6,498
Trade receivables less allowance
 for doubtful accounts                              4,681          75          4,756            -           4,756
Inventories                                           223           -            223            -             223
Other                                               1,123           1          1,124            -           1,124
                                               --------------------------------------------------------------------
Total Current Assets                               12,240         361         12,601            -          12,601
                                               --------------------------------------------------------------------

PROPERTY AND EQUIPMENT, net                         9,881         275         10,156            -          10,156
Goodwill, net                                      35,451           -         35,451        3,091  (1)     38,542
Other                                                 548           -            548            -             548
                                               --------------------------------------------------------------------
Total Assets                                      $58,120        $636        $58,756       $3,091         $61,847
                                               ====================================================================

                                                        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                                   $3,480       $  57         $3,537           $0          $3,537
Current maturities of long term debt and
capital lease obligations                           2,465           -          2,465            -           2,465
Deferred revenue                                    2,184           -          2,184            -           2,184
Accrued payroll & related taxes                       657          20            677            -             677
Accrued expenses & other                            1,931           -          1,931            -           1,931
                                               ---------------------------------------------------------------------
Total Current Liabilites                           10,717          77         10,794            -          10,794
                                               ---------------------------------------------------------------------
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS        2,742           -          2,742            -           2,742
                                               ---------------------------------------------------------------------
Total liabilites                                   13,459          77         13,536            -          13,536
                                                                                                                -
REDEEMABLE CONVERTIBLE PREFERRED STOCK              1,928           -          1,928            -           1,928

Stockholders' Equity
Common Stock                                           18           1             19           (1) (2)         18
Additional paid in capital                         73,048          36         73,084          (36) (2)     73,048
                                                                                            3,650  (1)      3,650
Accumulated deficit                               (30,333)        522        (29,811)        (522) (2)    (30,333)
Unearned compensation                                   -           -              -            -               -
                                               ---------------------------------------------------------------------
                                                   42,733         559         43,292        3,091          46,383
                                               ---------------------------------------------------------------------
                                                  $58,120        $636        $58,756       $3,091         $61,847
                                               =====================================================================

                            Pro Forma Condensed Combined Statement of Operations
                                    For the Year Ended December 31, 1998
                                                (Unaudited)

                                                                           Historical
                                       -----------------------------------------------------------------------------------
                                                        Previously
                                                         Reported       AIS Network  Pro Forma    Pro Forma      Pro Forma
                                       RMI.NET, Inc.  Acquisitions (A)  Corporation  Subtotal   Adjustments (B)  Combined
                                       -----------------------------------------------------------------------------------
                                       (Amount in Thousands, Except Per Share Data)
Revenue
Communication Services                      $ 7,974       $17,645         $1,125     $26,744         $0          $26,744
Web Solutions                                 2,113                            0       2,113          0            2,113
                                       ---------------------------------------------------------------------------------
                                             10,087        17,645          1,125      28,857          0           28,857
                                       ---------------------------------------------------------------------------------
Cost of revenue earned
Communication Services                        3,471        11,314            232      15,017          0           15,017
Web Solutions                                    50                            0          50          0               50
                                       ---------------------------------------------------------------------------------
                                              3,521        11,314            232      15,067          0           15,067
                                       ---------------------------------------------------------------------------------

                                       ---------------------------------------------------------------------------------
Gross profit                                  6,566         6,331            893      13,790          0           13,790
                                       ---------------------------------------------------------------------------------
General, selling and
  administrative expenses                     9,184         6,594            574      16,352          0           16,352
Cost related to unsuccessful
  merger attempt                              6,071             0              0       6,071          0            6,071
Depreciation and amortization                 1,789         3,037             44       4,870      4,320 (3)        9,190
                                       ---------------------------------------------------------------------------------
Operating income (loss)                     (10,478)       (3,300)           275     (13,503)    (4,320)         (17,823)
                                       ---------------------------------------------------------------------------------
Other income (expense)
   Interest expense                            (320)         (157)             0        (477)         0             (477)
Interest Income                                  51                            7          58          0               58
   Other income (expense),  net                  78           212              0         290          0              290
                                       ----------------------------------------------------------------------------------
                                               (191)           55              7        (129)         0             (129)
                                       ----------------------------------------------------------------------------------
Net loss                                   ($10,669)      ($3,245)          $282    ($13,632)   ($4,320)        ($17,952)
                                       ==================================================================================

Preferred stock dividends                       $33                                                                  $33

Net loss applicable to common
  Stockholders                             ($10,702)                                                            ($17,985)
                                       ============                                                         ============
Basic and Diluted loss per share from
  continuing operations (4)                  ($1.39)                                                              ($1.81)
                                       ============                                                         ============
Average number of common shares
   outstanding (4)                            7,690         1,797           426                                    9,913
                                       =========================================                            ============

                            Pro Forma Condensed Combined Statement of Operations
                                 For the Nine Months Ended September 30, 1999
                                                (Unaudited)

                                                                           Historical
                                       -----------------------------------------------------------------------------------
                                                        Previously
                                                         Reported       AIS Network  Pro Forma    Pro Forma      Pro Forma
                                       RMI.NET, Inc.  Acquisitions (A)  Corporation  Subtotal   Adjustments (B)  Combined
                                       -----------------------------------------------------------------------------------
                                       (Amount in Thousands, Except Per Share Data)
Revenue
Communication Services                     $17,859         $6,912          $1,172     $25,943        $0          $25,943
Web Solutions                                2,924                              0       2,924         0            2,924
                                        ----------------------------------------------------------------------------------
                                            20,783          6,912           1,172      28,867         0           28,867
                                        ----------------------------------------------------------------------------------
Cost of revenue earned
Communication Services                       9,969          4,050             286      14,305         0           14,305
Web Solutions                                  873                              0         873         0              873
                                         ---------------------------------------------------------------------------------
                                            10,842          4,050             286      15,178         0           15,178
                                         ---------------------------------------------------------------------------------

                                         ---------------------------------------------------------------------------------
Gross profit                                 9,941          2,862             886      13,689         0           13,689
                                         ---------------------------------------------------------------------------------
General, selling and
  administrative expenses                   17,497          2,639             721      20,857         0           20,857
Depreciation and amortization                4,880          1,139              48       6,067     1,700  (3)       7,767
                                         ---------------------------------------------------------------------------------
Operating income (loss)                    (12,436)          (916)            117     (13,235)   (1,700)         (14,935)
                                         ---------------------------------------------------------------------------------
Other income (expense)
   Interest expense                           (369)           (46)              0        (415)        0             (415)
Interest Income                                121              2              11         134         0              134
   Other income (expense),  net                  0             58               0          58         0               58
                                         ---------------------------------------------------------------------------------
                                              (248)            14              11        (223)        0             (223)
                                         ---------------------------------------------------------------------------------
Net loss                                  ($12,684)         ($902)           $128    ($13,458)  ($1,700)        ($15,158)
                                         ==================================================================================

Preferred stock dividends                     $199                                                                  $199

Net loss applicable to common
   Stockholders                           ($12,883)                                                             ($15,357)
                                         =========                                                                ========
Basic and Diluted loss per share from
   continuing operations (4)                ($1.09)                                                               ($1.08)
                                         =========                                                                ========

Average number of common shares
   outstanding (4)                          11,806          1,797             426                                 14,029
                                         ========================================                                 ========

                        NOTES TO THE PRO FORMA CONSENSED
                             COMBINED FINANCIAL DATA
                                   (UNAUDITED)

     BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed combined balance sheet is presented as of September 30, 1999. The accompanying unaudited pro forma condensed combined statements of operations are presented for the nine months ended September 30, 1999 and the year ended December 31, 1998.

(A) PREVIOUSLY REPORTED ACQUISITIONS: The accompanying unaudited pro forma condensed combined statements of operations presented for the nine months ended September 30, 1999 and the year ended December 31, 1998 included the condensed statements of operations for the respective periods ended for Wolfe Internet Access L.L.C., ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World).

(B) PRO FORMA ADJUSTMENTS: The following pro forma adjustments have been made to the unaudited condensed combined balance sheet as of September 30, 1999 and the unaudited condensed combined statements of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998.

     (1) To reflect the 425,967 shares of RMI stock valued at $3.7 million, which is the number of shares issued in connection with the acquisition of AIS Network Corporation. The excess purchase price over the fair value of the assets acquired has been allocated to goodwill. The pro forma adjustment reflects the incremental goodwill in the amount of $3.1 million. Shares of Common Stock issued for the acquisition were recorded at fair market value as based on the current market price of RMI's publicly traded stock. The final allocation of the purchase price will be made after the appropriate appraisals or analyses are performed. Upon completion of the appraisals and in accordance with the terms thereof, the excess purchase price currently allocated to goodwill will be allocated to the appropriate asset classifications, including customer list and goodwill. While goodwill will be amortized over a period of five years, customer list or other identified intangibles may be amortized over shorter periods, which would therefore increase amortization expense.
     (2) To eliminate the equity accounts of the acquisition.
     (3) To adjust amortization expense due to increase in the carrying value of goodwill, using a life of five years, as if such acquisitions had been completed as of the beginning of such periods.
     (4) The Basic and Diluted loss per share from continuing operations and the average number of common shares outstanding for the pro forma combined amounts gives effect to the results as if AIS Network Corporation, Wolfe Internet Access L.L.C., ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World) had been completed at the beginning of such periods.